Exhibit 32.2

Written Statement
Pursuant To
18 U.S.C. Section 1350

The undersigned, Paul E. Ross, the Chief Financial Officer of Meade Instruments Corp. (the “Company”), pursuant to 18 U.S.C. §1350, hereby certifies that:

(i)    the Form 10Q for the quarterly period ended May 31, 2007 of the Company (the “Report) fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

(ii)   the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 16, 2007
By:	/s/ PAUL E. ROSS
Paul E. Ross
Senior Vice President—Finance and CFO